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                                                                   EXHIBIT 4.3



HIGHAM, MCCONNELL & DUNNING
28202 Cabot Road, Suite 450
Laguna Niguel, California 92677
Tel: 714/365-5515
Fax: 714/365-5522


December 11, 1996


R. Gordon Root
President
Norris Communications, Inc.
12725 Stowe Drive
Poway, California 92064

Re:  Amendment No. 1 to Engagement Letter/Service Agreement
     ------------------------------------------------------

Dear Bob:

The Engagement Letter/Service Agreement entered into between the parties on September 25, 1996 is hereby amended, as follows:

    1. Higham, McConnell & Dunning hereby agrees to accept in payment of our fees up to an additional $100,000 in common stock;

    2. The Common Stock issued will be valued at the average closing bid price for the thirty days prior to the date of issuance less twenty percent.

     Except as provided herein, all terms and provisions of our September 25, 1996 letter are in full force and effect, and have not been changed, amended or modified.

                                                Very truly yours,

                                                HIGHAM, McCONNELL & DUNNING

                                                    /s/ CURT C. BARWICK
                                                ---------------------------
                                                        Curt C. Barwick


CCB:mhc
Enclosure


The undersigned hereby agrees to the foregoing.

Dated:  December 11, 1996


NORRIS COMMUNICATIONS, INC.

By:       /s/ KATHLEEN E. TERRY
        ---------------------------
Title:   Chief Financial Officer